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                                                                    EXHIBIT 4.02
                                 SHOPPING.COM
                                 ------------
                           a California corporation

                       INCENTIVE STOCK OPTION AGREEMENT
                        UNDER STOCK OPTION PLAN OF 1997



          1.   Grant of Option.  SHOPPING.COM, a California corporation
               ---------------
("Company"), wishing to provide __________________________ ("Grantee") an opportunity to purchase shares of the Company's Common Stock, no par value, ("Common Stock") and to provide Grantee with an added incentive as an employee of the Company, hereby grants to Grantee and Grantee hereby accepts on this __ day of________, 199_, an option to purchase ___________ (___) shares of Common Stock ("Option Shares") at a price of $____ per share on the terms and conditions stated herein.

          2.   Option Dates, Term of Option.
               ----------------------------

               2.1 This Option may be exercisable at any time after the earlier of 90 days after the effective date of the Company's Initial Public Offering or June 30, 1998 during the Term hereof.

               2.2  Term of Option. This Option shall terminate on_________ ___,
                    --------------
200_ unless earlier terminated as provided in this Section 2.

               2.3  Term for Ten Percent Shareholders.  If on the date hereof,
                    ---------------------------------
Grantee owns shares of the Company's outstanding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, this Option shall terminate on______ __ 200_.

               2.4  Termination of Employment.  If the Grantee's employment by
                    -------------------------
the Company or any of its affiliates is terminated for any reason other than death or permanent disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code")), this Option shall become void and of no further force or effect thirty (30) days after the termination of such employment; provided, however, that if such cessation of employment shall be due to (i) Grantee's voluntary resignation with the consent of the Board of Directors or a Committee thereof (the "Board") of the Company or such affiliate, expressed in the form of a written resignation, or (ii) Grantee's retirement under the provisions of any Pension or Retirement Plan of the Company or such affiliate then in effect, this Option shall terminate three
(3) months after the date Grantee ceases to be an employee of the Company or such affiliate. A leave of absence approved in writing by the Board, including but not limited to, military service leave or other temporary employment with the United States Government and sick leave, shall not be deemed a termination of employment for the purposes of this Paragraph, but this Option may not be exercised after the first three (3) months of such leave.
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               2.5  Death or Permanent Disability.  If the Grantee shall die or
                    -----------------------------
become permanently disabled while employed by the Company or one of its affiliates, this Option shall expire one (1) year after the date of such death or permanent disability. During such period after death, the Grantee's legal representation or representatives, or the person or persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws, shall have the right to exercise this Option as to only the number of shares to which the Grantee was entitled to purchase on the date of his death.

               2.6  Terminating Transactions. Upon the dissolution or
                    ------------------------
liquidation of the Company, this Option shall terminate.

               2.7  Assumption by Successor.  Upon the reorganization, merger or
                    -----------------------
consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Board shall cause the surviving corporation to assume the Option by converting the Option into an option to purchase the stock of such successor or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, pursuant to the terms hereof.

          3.   Non-Transferability of Option.  Except by will or the laws of
               -----------------------------
descent and distribution, this Option shall not be transferred, or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law of otherwise. During the Grantee's lifetime this Option is exercisable only by the Grantee, regardless of any community property interest therein of the spouse of the Grantee, or such spouse's successor-in-interest. If the spouse of the Grantee shall have acquired a community property interest in this Option, only the Grantee, or the Grantee's permitted successor-in-interest, may exercise the Option on behalf of the spouse of the Grantee or such spouse's successor-in-interest.

          4.   Adjustments.  If the outstanding shares of the Common Stock are
               -----------
increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares subject to the unexercised portion of this Option. Any such adjustment in the unexercised portion of this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment and price for each share or other unit of any security covered by the Option. Adjustments shall be made by the Board, whose determination as to what adjustments shall be

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made and the extent thereof shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

          5.   Mechanics. This Option may be exercised by the Grantee or other
               ---------
person then entitled to exercise it by giving ten (10) days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by payment of such purchase price, in cash or by certified or cashier's check payable to Company.

          6.   Withholding Taxes. Company shall have the right to require
               -----------------
Grantee or such other holder of the Option or the Option Shares to pay to Company any and all sums equal to any taxes which Company may be required to withhold by reason of the Option, the Option Shares or the disposition of the Option or the Option Shares.

          7.   Rights Before Issuance and Delivery.  Neither Grantee nor any
               -----------------------------------
holder of the Option shall be entitled to the privileges of stock ownership with respect to the Option Shares unless and until such shares have been issued to such person as fully paid shares.

          8. By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to the Option Shares purchased upon any exercise of this Option, any and all Option Shares so purchased shall be acquired for his personal account and not for sale or for distribution, and each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Option Shares are being so acquired in good faith for his personal account and not for sale or distribution. In the event the Company's legal counsel shall advise it that registration under the Securities Act of 1933 of the Option Shares as to which this Option is at the time being exercised is required prior to delivery thereof, the Company shall not be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or that it is not required.

          9. All stock certificates representing shares of Option Shares, if the Option is exercised, may bear three (3) legends in a form substantially similar to the following:

               "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE

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          STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

               "THESE SECURITIES HAVE NOTE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A RIGHT OF REPURCHASE BY THE COMPANY."

          10.  Employment Obligation.
               ---------------------

               10.1 In consideration for the granting of this Option, the Grantee agrees that during the period of his employment by the Company or its affiliates, he shall faithfully and to the best of his ability devote his time, energy and skills during all normal working hours to the service of the Company or its subsidiaries in the promotion of their interests.

               10.2 Nothing in this Agreement shall be construed to confer upon the Grantee any right to continued employment with the Company or its affiliates or to restrict in any way the right of the Company or its affiliates to terminate his employment or modify the terms and conditions thereof at any time.

          11.  Stock Option Plan of 1997. This Option is subject to, and the
               -------------------------
Company and the Grantee agree to be bound by, all of the terms and conditions of the Company's Stock Option Plan of 1997 ("Plan") as the same may be amended from time to time in accordance with the terms thereof. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise the Option at the Company's principal office.

          12.  Notices. Any notice to be given to the Company shall be addressed
               -------
to the Company at its principal office and any notice to be given to the Grantee shall be addressed to him at the address given beneath the signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when personally delivered or deposited in the United States mail.

          8.   Applicable Law and Severability.  This document shall, in all
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respects, be governed by the laws of the State of

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California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          IN WITNESS WHEREOF, the parties have entered into this Incentive Stock Option Agreement on the day and year first written above.


GRANTEE:                                 COMPANY:

                                         SHOPPING.COM
                                         a California corporation


_____________________________            By:_________________________


_____________________________
Street Address

_____________________________
City, State, Zip Code

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                                SPOUSE'S CONSENT

By his or her signature below, the spouse of Grantee agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                    ____________________________
                                    Spouse

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